As filed with the Securities and Exchange Commission on August 14, 2012

Registration No. 333-164629

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE FRONTIER FUND

(a Delaware Statutory Trust)

FRONTIER DYNAMIC SERIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	6799	38-6815533
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Equinox Fund Management, LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203 (303) 837-0600 (Address and telephone number of registrant’s principal executive offices)

Robert J. Enck, President & Chief Executive Officer

Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

(303) 837-0600

(Name, address and telephone number of agent for service)

Copies to:

Timothy P. Selby, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

(212) 210-9494

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No. 333-164629) of The Frontier Fund and its series, Frontier Dynamic Series (the “Registrant”), consists of a cover page, this page, and a signature page.

The Registrant has registered for continuing offering an aggregate of 1,914,135 Class 1, Class 2 and Class 3 units of the Frontier Dynamic Series (“Units”) on a “best efforts” basis, pursuant to Registration Statement Nos. 333-155800 and 333-164629 (collectively, the “Registration Statements”). In June 2009, the Registrant commenced its offering of Units. The Registrant held an initial closing and subsequently accepted daily subscriptions, accept capital contributions for the sale of Units through July 1, 2011, as of which date the offering of Units was terminated. All existing outside investors as of July 15, 2011 were redeemed at that date’s net asset value per Unit. Frontier Dynamic Series was closed as of December 31, 2011.

Accordingly, pursuant to Item 512(a)(3) of Regulation S-K, the Registrant hereby deregisters the 1,891,715.58 Units that are unsold and which remain registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 14th day of August, 2012.

THE FRONTIER FUND

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	August 14, 2012

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	August 14, 2012

/s/ Brent Bales Brent Bales	Principal Financial Officer and Principal Accounting Officer	August 14, 2012

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	August 14, 2012

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 14th day of August, 2012.

FRONTIER DYNAMIC SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	August 14, 2012

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer, Chairman and Member of Executive Committee	August 14, 2012

/s/ Brent Bales Brent Bales	Principal Financial Officer and Principal Accounting Officer	August 14, 2012

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	August 14, 2012

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)